UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE

SECURITIES EXCHANGE ACT OF 1934

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ARCONIC INC.

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The following article was posted on an Intranet site accessible to Arconic employees:

Arconic Responds to WSJ: Facts Employees Should Know

In response to today’s Wall Street Journal article, we want you to be informed with the facts. Below are the key points we shared with the WSJ.

The Arconic Board of Directors unanimously supports Klaus Kleinfeld as Chairman and CEO of Arconic.

We have more than doubled the margins of Arconic businesses.

•	The combined businesses of Arconic—EPS, GRP and TCS—increased EBITDA margins from 7% in 2008 to 16.6% in 2015.

•	We’ve strategically shifted to automotive and aerospace with strengthened fundamentals and customer relationships: $13B in new aerospace contracts in 2015-2016; NA Automotive business will reach revenues of $1.3B in 2018.

We’re relentlessly driving costs down and productivity up.

•	Launched Arconic with corporate overhead costs in-line with peers: 1.5% of revenue in 2016.

•	Currently executing plan to achieve ~1.1% in 2017, which is around half the corporate overhead of competitor PCC[1].

•	Between 2008 and 2015, with employees’ help delivered combined cost savings of $4.4 billion (~$650 million/year).

Alcoa Corporation was positioned for success.

•	Between 2007 and separation, we drove significant portfolio restructuring to decrease high cost capacity—Smelting by 43% and Refining by 35%—and made 13-point improvements on both the alumina and aluminum cost curves.

•	We positioned Alcoa Corporation to seize previously undiscovered value opportunities, growing the Value-Add cast house portfolio, introducing the Alumina Price Index, and initiating 3rd party bauxite sales.

•	ARNC retained 19.9% stake in order to participate in Alcoa Corp. upside potential.

The separation has already unlocked substantial value. Value of both companies is up, Arconic by 19.45%.

•	Since the separation, value for shareholders has increased 21% compared to the last trade of Alcoa Inc—this takes into account the increase in stock price of both Arconic and Alcoa.

•	Since the launch, Arconic has risen 19.45%, outperforming indices over the same time period: S&P Industrials (up 13.34%) and S&P Aero and Defense (up 11.48%), where we rank 9th of 36 in stock appreciation.

Delivering Shareholder Returns

•	Total Shareholder Return (TSR) track record is 89.5%, outperforming aluminum peers by ~80% (March 2009 to separation).

[1]	PCC 2015 corporate overhead as percentage of revenue

Forward–Looking Statements

This communication contains statements that relate to future events and expectations and as such constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements include those containing such words as “anticipates,” “believes,” “could,” “estimates,” “expects,” “forecasts,” “guidance,” “goal,” “intends,” “may,” “outlook,” “plans,” “projects,” “seeks,” “sees,” “should,” “targets,” “will,” “would,” or other words of similar meaning. All statements that reflect Arconic’s expectations, assumptions or projections about the future, other than statements of historical fact, are forward-looking statements, including, without limitation, forecasts relating to the growth of the aerospace, automotive, commercial transportation and other end markets; statements and guidance regarding future financial results or operating performance; statements about Arconic’s strategies, outlook, business and financial prospects; and statements regarding potential share gains. Forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and changes in circumstances that are difficult to predict. Although Arconic believes that the expectations reflected in any forward-looking statements are based on reasonable assumptions, it can give no assurance that these expectations will be attained and it is possible that actual results may differ materially from those indicated by these forward-looking statements due to a variety of risks and uncertainties. Such risks and uncertainties include, but are not limited to: (a) deterioration in global economic and financial market conditions generally; (b) unfavorable changes in the markets served by

Arconic; (c) the inability to achieve the level of revenue growth, cash generation, cost savings, improvement in profitability and margins, fiscal discipline, or strengthening of competitiveness and operations anticipated from restructuring programs and productivity improvement, cash sustainability, technology advancements, and other initiatives; (d) changes in discount rates or investment returns on pension assets; (e) Arconic’s inability to realize expected benefits, in each case as planned and by targeted completion dates, from acquisitions, divestitures, facility closures, curtailments, expansions, or joint ventures; (f) the impact of cyber attacks and potential information technology or data security breaches; (g) political, economic, and regulatory risks in the countries in which Arconic operates or sells products; (h) the impact of the separation on the businesses of Arconic; (i) material adverse changes in aluminum industry conditions, including fluctuations in London Metal Exchange-based aluminum prices; (j) the impact of changes in foreign currency exchange rates on costs and results; (k) the outcome of contingencies, including legal proceedings, government or regulatory investigations, and environmental remediation; and (l) the other risk factors discussed in Arconic’s Form 10-K for the year ended December 31, 2015, and other reports filed with the U.S. Securities and Exchange Commission (SEC). Arconic disclaims any obligation to update publicly any forward-looking statements, whether in response to new information, future events or otherwise, except as required by applicable law. Market projections are subject to the risks discussed above and other risks in the market.

Important Additional Information

Arconic Inc. (“Arconic”) intends to file a proxy statement with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for Arconic’s 2017 Annual Meeting (the “Proxy Statement”). Arconic, its directors and certain of its executive officers will be participants in the solicitation of proxies from shareholders in respect of the 2017 Annual Meeting. Information regarding the names of Arconic’s directors and executive officers and their respective interests in Arconic by security holdings or otherwise is set forth in the Annual Report on Form 10-K of Alcoa Inc., which was Arconic’s former name (“Alcoa”), for the fiscal year ended December 31, 2015, filed with the SEC on February 19, 2016, and Alcoa’s proxy statement for the 2016 Annual Meeting, filed with the SEC on March 24, 2016. To the extent holdings of such participants in Arconic’s securities are not reported, or have changed since the amounts described, in the 2016 proxy statement, such changes have been reflected on Initial Statements of Beneficial Ownership on Form 3 or Statements of Change in Ownership on Form 4 filed with the SEC. Details concerning the nominees of Arconic’s Board of Directors for election at the 2017 Annual Meeting will be included in the Proxy Statement. BEFORE MAKING ANY VOTING DECISION, INVESTORS AND SHAREHOLDERS OF THE COMPANY ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH OR FURNISHED TO THE SEC, INCLUDING THE COMPANY’S DEFINITIVE PROXY STATEMENT AND ANY SUPPLEMENTS THERETO, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Investors and shareholders will be able to obtain a copy of the definitive proxy statement and other documents filed by Arconic free of charge from the SEC’s website, www.sec.gov. Arconic’s shareholders will also be able to obtain, without charge, a copy of the definitive Proxy Statement and other relevant filed documents by directing a request by mail to Arconic, Corporate Secretary’s Office, 390 Park Avenue, New York, New York 10022-4608, by calling Arconic’s proxy solicitor, Innisfree M&A Incorporated, toll-free at 1-877-750-5836 or from Arconic’s website at www.arconic.com.